BANSAL & CO
                                                        CHARTERED ACCOUNTANTS


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement on S-8 (SEC File No. 333-135124) of Caneum, Inc. of our report dated March 20, 2008, relating to our audit of the financial statements of Caneum India Private Limited (Formerly known as Continuum Systems Private Limited), a subsidiary of Caneum, Inc., for the years ended December 31, 2007 and 2006, included in the Form 10-K for the year ended December 31, 2007.


M/S Bansal & Co.
Chartered Accountants

/s/ D. S. Rawat
D.S. Rawat, Partner

New Delhi (India)
5th June, 2008